Exhibit 99.(t)

POWER OF ATTORNEY

Each of the undersigned, in his capacity as a director of the Pearl Diver Credit Company Inc. (the “Company”), a corporation formed under the laws of the State of Delaware, hereby constitutes and appoints Indranil Basu and Chandrajit Chakraborty, and each of them, his true and lawful attorneys-in-fact and agents, each with full power and authority (acting alone and without the other), for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file the Company’s Registration Statement on Form N-2 under the Securities Act of 1933 Act and the Investment Company Act of 1940 (the “1940 Act”) registering shares of the Company, including any pre- and post-effective amendments thereto, with all exhibits, and any and all other documents required to be filed with any regulatory authority, federal or state, relating to the registration thereof, or the issuance of shares thereof, and filings on Forms 3, 4, and 5 in accordance with Section 16(a) of Securities Exchange Act of 1934 (the “1934 Act”), Section 30(h) of the 1940 Act, and the applicable rules under the 1934 Act and the 1940 Act, without limitation, granting unto such attorneys and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he or she might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney this 29th day of October, 2024.

/s/ Indranil Basu	/s/ John Everets
Indranil Basu	John Everets

/s/ Tarun Jotwani	/s/ Martin Mellish
Tarun Jotwani	Martin Mellish

/s/ Gary Wilder
Gary Wilder